EXHIBIT 99.1


                                         FOR: Marker International

FOR IMMEDIATE RELEASE
                                  CONTACT:    Shannon Moody/Kiron Bloom
                                              Press: Michael McMullan
                                              Morgen-Walke Associates
                                              212-850-5600


                         MARKER INTERNATIONAL ANNOUNCES
                             FINANCIAL RESTRUCTURING


          Salt Lake City, UT, August 24, 1998 - Marker International (Nasdaq:
MRKR) today announced that the Company had completed negotiations with its lenders in the United States and Germany to extend the Company's credit lines. In addition, the Banks in both the United States and Germany have agreed to provide additional borrowings for working capital needed by the Company. The credit facilities are subject to meeting certain conditions set by the lenders.

          The financial restructuring was completed with the ongoing support of First Security Bank in the United States, and the Bayerische Hypotheken-und Wechsel Bank and Deutsche Bank in Germany.

          Marker International through its subsidiaries in the United States, Germany, Japan, Switzerland, Austria and Canada, is a leading designer, manufacturer and marketer of alpine ski bindings and related products. Marker Ltd., the Company's soft goods subsidiary in the United States, designs, distributes and markets outerwear, luggage and gloves.

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          EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN
THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE A SOFTENING OF RETAILER OR CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS AND RISKS, WHICH ARE MORE FULLY DESCRIBED IN THE COMPANY FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998, DATED JULY 13. 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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